                                                                    Exhibit 4.13


                              SAND TECHNOLOGY INC.


                                       AND


                            CIBC MELLON TRUST COMPANY
                                 AS RIGHTS AGENT




                    -----------------------------------------

                        SHAREHOLDER RIGHTS PLAN AGREEMENT

                    -----------------------------------------





                                November 17, 2003

                                TABLE OF CONTENTS




ARTICLE 1 INTERPRETATION......................................................................................... 2
    1.1      CERTAIN DEFINITIONS................................................................................. 2
    1.2      CURRENCY............................................................................................16
    1.3      DESCRIPTIVE HEADINGS................................................................................16
    1.4      REFERENCES TO AGREEMENT.............................................................................16
    1.5      CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL OWNERSHIP OF OUTSTANDING VOTING SHARES...........16
    1.6      ACTING JOINTLY OR IN CONCERT........................................................................17

ARTICLE 2 THE RIGHTS.............................................................................................17
    2.1      LEGEND ON CERTIFICATES..............................................................................17
    2.2      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES...............................18
    2.3      REGISTRATION, TRANSFER AND EXCHANGE.................................................................18
    2.4      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES...........................................19
    2.5      PERSONS DEEMED OWNERS OF RIGHTS.....................................................................20
    2.6      DELIVERY AND CANCELLATION OF CERTIFICATES...........................................................20
    2.7      AGREEMENT OF RIGHTS HOLDERS.........................................................................21
    2.8      RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER..................................................22

ARTICLE 3 EXERCISE OF THE RIGHTS.................................................................................22
    3.1      INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS....................................22
    3.2      ADJUSTMENTS TO EXERCISE PRICE: NUMBER OF RIGHTS.....................................................26
    3.3      DATE ON WHICH EXERCISE IS EFFECTIVE.................................................................32

ARTICLE 4 ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS.........................................32
    4.1      FLIP-IN EVENT.......................................................................................32

ARTICLE 5 THE RIGHTS AGENT.......................................................................................34
    5.1      GENERAL.............................................................................................34
    5.2      MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS AGENT............................................35
    5.3      DUTIES OF RIGHTS AGENT..............................................................................36
    5.4      CHANGE OF RIGHTS AGENT..............................................................................38

ARTICLE 6 MISCELLANEOUS..........................................................................................39
    6.1      REDEMPTION AND WAIVER...............................................................................39
    6.2      EXPIRATION..........................................................................................41
    6.3      ISSUANCE OF NEW RIGHTS CERTIFICATES.................................................................41
    6.4      FRACTIONAL RIGHTS AND FRACTIONAL SHARES.............................................................41
    6.5      SUPPLEMENTS AND AMENDMENTS..........................................................................41
    6.6      RIGHTS OF ACTION....................................................................................44
    6.7      NOTICE OF PROPOSED ACTIONS..........................................................................44
    6.8      NOTICES.............................................................................................44



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

    6.9      COSTS OF ENFORCEMENT................................................................................46
    6.10     SUCCESSORS..........................................................................................46
    6.11     BENEFITS OF THIS AGREEMENT..........................................................................46
    6.12     GOVERNING LAW.......................................................................................46
    6.13     COUNTERPARTS........................................................................................46
    6.14     SEVERABILITY........................................................................................46
    6.15     EFFECTIVE DATE......................................................................................47
    6.16     SHAREHOLDER APPROVAL................................................................................47
    6.17     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS................................................47
    6.18     TIME OF THE ESSENCE.................................................................................47
    6.19     REGULATORY APPROVALS................................................................................47
    6.20     DECLARATION AS TO NON-CANADIAN AND NON-UNITED STATES HOLDERS........................................48
    6.21     FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS..........................................................48
    6.22     LANGUAGE............................................................................................48


THIS SHAREHOLDER RIGHTS PLAN AGREEMENT is dated as of November 17, 2003.


BETWEEN: SAND TECHNOLOGY INC., a corporation existing under the laws of Canada

                                 (hereinafter referred to as the "CORPORATION")


AND: CIBC MELLON TRUST COMPANY, a trust company existing under the laws of Canada, as rights agent

                                 (hereinafter referred to as the "RIGHTS AGENT")


RECITALS:

A. The Board of Directors of the Corporation has determined that it is advisable for and in the best interests of the Corporation to adopt a shareholder rights plan (the "RIGHTS PLAN").

B. In order to implement the Rights Plan, the Board of Directors of the Corporation has authorized:

         (i) the issuance, effective at 4:00 p.m. (Eastern time) on November 17, 2003, of one right (a "RIGHT") in respect of each Common Share of the Corporation outstanding at 4:00 p.m. (Eastern time) on November 17, 2003 (the "RECORD TIME"); and

         (ii) the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time.

C. Each Right entitles its holder, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth in this agreement.

D. The Corporation wishes to appoint the Rights Agent to act on behalf of the Corporation and holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of Rights and other matters referred to in this agreement.

                                       -2


NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth in this agreement, the parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      CERTAIN DEFINITIONS

         For the purpose of this agreement:

         (a) "ACQUIRING PERSON" means any Person who is or becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term "ACQUIRING PERSON" will not include:

                  (i)      the Corporation or any Subsidiary of the Corporation;

                  (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of any one or any combination of:

                           (A)      a Voting Share Reduction;

                           (B)      a Permitted Bid Acquisition;

                           (C)      an Exempt Acquisition;

                           (D)      a Pro Rata Acquisition; or

                           (E)      a Convertible Security Acquisition;

                           provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the Voting Shares then outstanding by reason of one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition and thereafter such Person, while such Person is the Beneficial Owner of 20% or more of the Voting Shares then outstanding, increases the number of Voting Shares beneficially owned by such Person by more than 1.0% of the number of Voting Shares outstanding (other than pursuant to one or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition) then, as of the date such Person becomes the Beneficial Owner of such additional outstanding Voting Shares, such Person will be an "ACQUIRING PERSON";

                           (iii) an underwriter or member of a banking or selling group acting in such capacity that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities of the Corporation;

         (b) "AFFILIATE", when used to indicate a relationship with a specified corporation, means a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified corporation;

         (c) "ASSOCIATE", when used to indicate a relationship with a Person, means a spouse of that Person, any Person who resides in the same home as that Person and to whom that Person is married or with whom that Person is living in a conjugal relationship outside marriage, a child of that Person or a relative of that Person if the relative has the same home as that Person;

         (d) a Person will be deemed the "BENEFICIAL OWNER" of, and to have "BENEFICIAL OWNERSHIP" of, and to "BENEFICIALLY OWN":

                  (i) any securities as to which such Person or any of such Person's Affiliates or Associates is the owner at law or in equity;

                  (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or within a period of 60 days thereafter and whether or not upon the occurrence of a contingency) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing, (other than customary agreements with and between underwriters or banking group or selling group members with respect to a distribution of securities and other than pledges of securities in the ordinary course of the pledgee's business) or upon the exercise of any conversion right, exchange right, share purchase right (other than a Right), warrant or option; and

                  (iii) any securities which are Beneficially Owned within the meaning of clauses (i) or (ii) by any other Person with whom such Person is acting jointly or in concert;

                           provided, however, that a Person will not be deemed the "BENEFICIAL OWNER" of, or to have "BENEFICIAL OWNERSHIP" of, or to "BENEFICIALLY OWN", any security because:

                  (iv) such security has been or agreed to be deposited or tendered pursuant to a Lock-up Agreement or is otherwise deposited or tendered pursuant to any Take-over Bid made by such Person, any Affiliate or Associate of such Person or any Person acting jointly or in concert with such Person until such deposited security has been taken up or paid for, whichever occurs first;

                  (v) such Person or any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person holds such security and:

                           (A) the ordinary business of any such Person (the "FUND MANAGER") includes the management of investment funds for others and such security is held by the Fund Manager in the ordinary course of such business in the performance of the Fund Manager's duties for the account of any other Person (a "CLIENT"), including a non-discretionary account held on behalf of a Client by a broker or dealer registered under applicable laws;

                           (B) such Person (the "TRUST COMPANY") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each, an "ESTATE ACCOUNT") or in relation to other accounts (each, an "OTHER ACCOUNT") and holds such security in the ordinary course of such duties for Estate Accounts or Other Accounts;

                           (C) such Person (the "PLAN ADMINISTRATOR") is the administrator or the trustee of one or more pension funds or plans (a "PLAN") registered under the laws of Canada or any province thereof or the laws of the United States of America or any state thereof and such security is held by the Plan Administrator or the Plan in the ordinary course of the Plan Administrator's or Plan's activities;

                           (D) such Person (the "STATUTORY BODY") is established by statute for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans and insurance plans of various public bodies and such security is held by the Statutory Body in the ordinary course of the management of such investment funds;

                           (E) such Person is a Crown Agent or agency (a "CROWN AGENT"); or

                           (F)      such Person is a Plan;

                           provided, however, that in any of the foregoing cases, the Fund Manager, the Trust Company, the Plan Administrator, the Statutory Body, the Crown Agent or the Plan, as the case may be, is not then making a Take-over Bid, has not then announced an intention to make a Take-over Bid and is not then acting jointly or in concert with any other Person who is making a Take-over Bid or who has announced a current intention to make a Take-over Bid, other than an Offer to Acquire Voting Shares or other securities
                           (1) pursuant to a distribution by the Corporation,
                           (2) by means of a Permitted Bid or a Competing Permitted Bid or (3) by means of market transactions made in the ordinary course of business of such Person (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;

                  (vi) such Person is (A) a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, (B) an Estate Account or Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security or (C) a Plan with the same Plan Administrator as another Plan on whose account the Plan Administrator holds such security;

                  (vii) such Person is (A) a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager, (B) an Estate Account or Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or (C) a Plan and such security is owned at law or in equity by the Plan Administrator; or

                  (viii) because such Person is the registered holder of securities as a result of carrying on the business of or acting as a nominee of a securities depositary.

         (e) "BOARD OF DIRECTORS" means the board of directors of the Corporation or, if duly constituted and whenever duly empowered, any committee of the board of directors of the Corporation;

         (f) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in Montreal, Quebec are authorized or obligated by law to close;

         (g) "CLOSE OF BUSINESS" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next Business Day) at which the principal office in Montreal, Quebec of the transfer agent for the Common Shares (or, after the Separation Time, the office of the Rights Agent) is closed to the public;

         (h) "COMMON SHARE" means the Class A Common Shares of the Corporation and any other shares of the Corporation into which such shares may be subdivided, consolidated, reclassified or changed;

         (i) "COMMON SHARES", when used with reference to any Person other than the Corporation, means the class or classes of shares (or similar equity interest) with the greatest per share (or similar interest) voting power entitled to vote generally in the election of all directors of such other Person;

         (j)      "COMPETING PERMITTED BID" means a Take-over Bid that:

                  (i) is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid (in this definition, the "PRIOR BID");

                  (ii) satisfies all components of the definition of Permitted Bid other than the requirement set out in clause (ii) of that definition; and

                  (iii) contains, and the take up and payment for securities rendered or deposited under the Take-over Bid is subject to, irrevocable and unqualified conditions that:

                           (A) no Voting Shares will be taken up or paid for pursuant to the Take-over Bid (1) prior to the close of business on a date that is no earlier than the later of the date which is 35 days (or such other minimum deposit period for a take-over bid as is provided in the Securities Act) after the date the Take-over Bid is made and the 60th day after the date of the Prior Bid that is then outstanding and (2) then only if, at the close of business on the date Voting Shares are first taken up or paid for, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to such Take-over Bid and not withdrawn; and

                           (B) if the requirement in clause (iii)(A)(2) is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for a period of at least 10 Business Days after the date of the announcement;

         (k) "CONTROLLED": a corporation is controlled by another Person or two or more Persons acting jointly or in concert if:

                  (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of the directors are held, directly or indirectly, by or for the benefit of the other Person or two or more Persons acting jointly or in concert; and

                  (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

                  and "CONTROLS", "CONTROLLING" and "UNDER COMMON CONTROL WITH" will be interpreted accordingly;

         (l) "CONVERTIBLE SECURITIES" means any securities issued by the Corporation (including rights, warrants and options, but excluding the Rights) carrying any purchase, exercise, conversion or exchange rights, pursuant to which the holder of Convertible Securities may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on condition or the happening of any contingency);

         (m) "CONVERTIBLE SECURITY ACQUISITION" means the acquisition of Voting Shares on the exercise, conversion or exchange of Convertible Securities acquired by any Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or Pro Rata Acquisition;

         (n) "CO-RIGHTS AGENT" has the meaning ascribed to it in subsection 5.1.(a);

         (o) "CORPORATIONS ACT" means the CANADA BUSINESS CORPORATIONS ACT, as it may be amended, and the regulations made thereunder, and any successor laws or regulations thereto;

         (p) "DIVIDEND PAID IN THE ORDINARY COURSE" means cash dividends paid in any financial year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

                  (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on the Common Shares in its immediately preceding financial year;

                  (ii) 300% of the arithmetic average of the aggregate amounts f cash dividends declared payable by the Corporation on the Common Shares in its three immediately preceding financial years; and

                  (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding financial year;

         (q) "ELECTION TO EXERCISE" has the meaning ascribed to it in clause 3.1(e)(ii);

         (r)      "EXEMPT ACQUISITION" means an acquisition of Voting Shares:

                  (i) in respect of which the Board of Directors has waived the application of section 4.1 pursuant to section 6.1;

                  (ii) pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities (and the conversion or exchange of such securities) pursuant to a prospectus, registration statement or similar document (provided that the purchaser does not thereby Beneficially Own a greater percentage of the Voting Shares or Convertible Securities so offered than the percentage of Voting Shares or Convertible Securities beneficially owned by the purchaser immediately prior to that distribution) or by way of private placement provided that, in the case of a private placement, all necessary stock exchange approvals for the private placement have been obtained and the private placement complies with the terms and conditions of those approvals and the purchaser does not become the Beneficial Owner of more than 25% of the Voting Shares outstanding immediately prior to the private placement (and in making this determination, the securities to be issued to that purchaser pursuant to the private placement will be deemed to be held by that purchaser but will not be included in the aggregate number of outstanding Voting Shares immediately prior to the private placement); and

                  (iii) pursuant to an amalgamation, merger or other statutory procedure requiring shareholder approval;

         (s) "EXERCISE PRICE" means, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of such Right and, until adjustment thereof in accordance with the terms hereof, the Exercise Price will be $100;

         (t) "EXPANSION FACTOR" has the meaning ascribed to it in subsection 3.2(a);

         (u)      "EXPIRATION TIME" means earlier of:

                  (i)      the Termination Time; and

                  (ii) subject to section 6.15, the close of the annual meeting of shareholders of the Corporation in 2005 and every two-year anniversary thereafter and so on unless the continuation of this agreement for each such two-year period (or other period approved by the Independent Shareholders) is approved in accordance with section 6.16;

         (v) "FLIP-IN EVENT" means a transaction in or pursuant to which any Person becomes an Acquiring Person;

         (w)      "HOLDER" has the meaning ascribed to it in section 2.5;

         (x) "INDEPENDENT SHAREHOLDERS" means holders of Voting Shares other than Voting Shares Beneficially Owned by:

                  (i)      an Acquiring Person;

                  (ii) an Offeror, other than a Person described in any one or more of paragraphs (A) through (E) of clause 1.1(d)(v);

                  (iii) any Associate or Affiliate of such Acquiring Person or Offeror;

                  (iv) any Person acting jointly or in concert with such Acquiring Person or Offeror; and

                  (v) any employee benefit plan, stock purchase plan, deferred profit sharing plan and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid;

         (y) "LOCK UP AGREEMENT" means an agreement between an Offeror, any Affiliate or Associate of the Offeror or any other Person acting jointly or in concert with the Offeror and a Person (the "LOCKED-UP PERSON") who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender Voting Shares held by the Locked-up Person to the Offeror's Take-over Bid or to any Take-over Bid made by an Affiliate or Associate of the Offeror or made by any other Person acting jointly or in concert with the Offeror (the "LOCK-UP BID"), where the agreement:

                  (i) (A) permits the Locked-up Person to withdraw the Voting Shares in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share that exceeds, or provides a value for each Voting Share that is greater than, the offering price contained or proposed to be contained in the Lock-up Bid; or

                           (B) permits the Locked-up Person to withdraw the Voting Shares in order to tender or deposit the Voting Shares to another Take-over Bid or to support another transaction that contains an offering price for each Voting Share that exceeds, or provides a value for each Voting Share that is greater than, the offering price contained in or proposed to be contained in the Lock-up Bid by as much or more than a specified amount (the "SPECIFIED AMOUNT") where the Specified Amount is not greater than 7% of the offering price that is contained or proposed to be contained in the Lock-up Bid; and

                  (ii) does not provide for any "break-up fees", "top-up fees", "termination fees", penalties, expenses or other amounts that exceed in the aggregate the greater of (A) the cash equivalent of 2.5% of the price or value payable to the Locked-up Person under the Take-over Bid and (B) one-half of the increased price or value that is paid pursuant to another Take-over Bid or transaction, if the Locked-up Person fails to tender Voting Shares pursuant thereto or withdraws Voting Shares previously tendered in order to accept the other Take-over Bid or support the other transaction;

                  and for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-over Bid or other similar limitation on a Locked-up Person's right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period for acceptance of the other Take-over Bid or transaction;

         (z) "MARKET PRICE" per share of any securities on any date of determination means the average of the weighted average sale price per share of such securities (determined as described below) for the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in section 3.2 have caused the sale prices in respect of any Trading Day used to determine the Market Price not to be fully comparable with the sale prices on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such sale price so used will be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2 in order to make it fully comparable with the sale price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The weighted average sale price per share of any securities on any date will be determined by dividing the aggregate sale price of all securities sold on the principal stock exchange in Canada on which such securities are listed and posted for trading divided by the total number of securities so sold except that:

                  (i) if for any reason such prices are not available on such day or the securities are not listed and posted for trading on any stock exchange in Canada, the Market Price will be calculated using the sale prices for such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such securities are listed or admitted to trading;

                  (ii) if for any reason such prices are not available on such day or the securities are not listed and posted for trading on a stock exchange in Canada or a national securities exchange in the United States, the Market Price will be calculated using the sale prices for such securities in the over-the-counter market, as reported by The Canadian Dealing Network Inc., or such other comparable system then in use; or

                  (iii) if on any such date the securities are not quoted by any such organization, the Market Price will be calculated using the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities;

                  provided, however, that if on any such date the securities are not traded on any exchange or in the over-the-counter market and the price referred to in clause (iii) is not available, the weighted average trading price per share of such securities on such date will mean the fair value per share of such securities on such date as determined by a nationally or internationally recognized investment dealer or investment banker chosen by the Board of Directors;

         (aa)     "NOMINEE" has the meaning attributed to it in subsection
                  3.1(d);

         (bb)     "OFFER TO ACQUIRE" includes:

                  (i) an offer to purchase, or a solicitation of an offer to sell; and

                  (ii) an acceptance of an offer to sell, whether or not such offer to sell has been solicited,

                  or any combination thereof, and the Person accepting an offer to sell will be deemed to be making an offer to acquire to the Person who made the offer to sell;

         (cc) "OFFEROR" means a Person who has announced a current intention to make or who is making a Take-over Bid;

         (dd) "OFFEROR'S SECURITIES" means Voting Shares Beneficially Owned by an Offeror on the date of a Take-over Bid;

         (ee) "PERMITTED BID" means a Take-over Bid which is made by means of a take-over bid circular and which also complies with the following additional provisions:

                  (i) the Take-over Bid is made to all holders of Voting Shares other than the Offeror;

                  (ii) the Take-over Bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken-up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than 60 days after the date of the Take-over Bid and only if at such date more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

                  (iii) the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time between the date of the Take-over Bid and the date on which the Voting Shares subject to the Take-over Bid may be taken-up and paid for and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken-up and paid for; and

                  (iv) the Take-over Bid contains an irrevocable and unqualified provision that, if on the date on which Voting Shares may be taken up and paid for more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement;

         (ff) "PERMITTED BID ACQUISITION" means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

         (gg) "PERSON" includes any individual, body corporate, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, group, unincorporated organization, syndicate, government or governmental agency or instrumentality or other entity;

         (hh)     "PRO RATA ACQUISITION" means:

                  (i) the acquisition of Voting Shares as a result of a stock dividend, a stock split or other event pursuant to which a Person receives or acquires Voting Shares on the same proportionate basis as all other holders of the same class of Voting Shares;

                  (ii) the acquisition of Voting Shares pursuant to any dividend reinvestment plan or other plan made available by the Corporation to holders of all its Voting Shares (other than holders resident in any jurisdiction where participation in such plan is restricted or impractical to the Corporation as a result of applicable law); or

                  (iii) the receipt and/or exercise of rights (other than the Rights) issued by the Corporation to all the holders of a class of Voting Shares to subscribe for or purchase Voting Shares (other than holders resident in any jurisdiction where the distribution or exercise of such rights is restricted or impractical as a result of applicable law), provided that such rights are acquired directly from the Corporation and not from any other Person.

         (ii)     "RECORD TIME" has the meaning ascribed to it in the recitals;

         (jj) "REDEMPTION PRICE" has the meaning ascribed to it in subsection 6.1(a);

         (kk)     "RIGHT" has the meaning ascribed to it in the recitals;

         (ll) "RIGHTS CERTIFICATES" means the certificates representing the Rights after the Separation Time, which are to be substantially in the form attached as Exhibit A;

         (mm)     "RIGHTS PLAN" has the meaning ascribed to it in the recitals;

         (nn) "RIGHTS REGISTER" and "RIGHTS REGISTRAR" have the respective meanings ascribed to them in subsection 2.3(a);

         (oo) "SECURITIES ACT" means the Securities Act (Quebec), as amended, and the regulations and rules thereunder, and any comparable or successor laws or regulations thereto;

         (pp) "SEPARATION TIME" means, subject to subsection 6.1(c), the close of business on the tenth Trading Day after the earlier of:

                  (i)      the Stock Acquisition Date; and

                  (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid);

                  or such later time as may be determined by the Board of Directors; provided that (x) if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time will be the Record Time, (y) if any Take-over Bid referred to in clause (ii) expires or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid will be deemed, for the purposes of this definition, never to have been made, (z) if the Board of Directors determines pursuant to section 6.1 to waive the application of section 4.1 to have a Flip-in Event, the Separation Time in respect of that Flip-in Event will be deemed never to have occurred ;

         (qq) "STOCK ACQUISITION DATE" means the date of the first public announcement (which, for purposes of this definition, includes the filing of a report pursuant to section 147.11 of the Securities Act or section 13(d) of the U.S. Exchange Act) by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person;

         (rr) "SUBSIDIARY" of a Person has the meaning ascribed to it in the Corporations Act;

         (ss) "TAKE-OVER BID" means an Offer to Acquire Voting Shares or securities convertible into or exchangeable for Voting Shares, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible or exchangeable, together with the Offeror's Securities, constitute, in the aggregate, 20% or more of the Voting Shares outstanding on the date of the Offer to Acquire;

         (tt) "TERMINATION TIME" means the time at which the right to exercise Rights will terminate pursuant to subsection 6.1(f);

         (uu) "TRADING DAY", when used with respect to any securities, means a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a Business Day;

         (vv) "U.S. EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as from time to time in effect;

         (ww) "VOTING SHARES" means the Common Shares and any other shares in the capital of the Corporation to which are attached a right to vote for the election of directors generally; and

         (xx) "VOTING SHARE REDUCTION" means an acquisition or redemption by the Corporation or a Subsidiary of the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the percentage of outstanding Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares outstanding.

1.2      CURRENCY

         All sums of money which are referred to in this agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3      DESCRIPTIVE HEADINGS

         Descriptive headings are for convenience only and are not to affect the meaning or construction of any of the provisions of this agreement.

1.4      REFERENCES TO AGREEMENT

         References to "THIS AGREEMENT", "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF" and similar expressions refer to this agreement, as amended or supplemented from time to time, and not to any particular Article, section, subsection, clause or other portion hereof and include any and every instrument supplemental or ancillary hereto.

1.5 CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL OWNERSHIP OF OUTSTANDING VOTING SHARES

         (a) For the purposes of this agreement, in determining the percentage of the outstanding Voting Shares of the Corporation with respect to which a Person is or is deemed to be the Beneficial Owner, all unissued Voting Shares of the Corporation of which such Person is deemed to be the Beneficial Owner will be deemed to be outstanding.

         (b) The percentage of outstanding Voting Shares of the Corporation Beneficially Owned by any Person, for the purposes of this agreement, will be deemed to be the product determined by the formula:

                                     100 x A
                                     -------
                                        B
                  where:

                      A       =      the aggregate number of votes for the
                                     election of all directors generally
                                     attaching to the outstanding Voting Shares
                                     Beneficially Owned by such Person; and

                      b       =      the aggregate number of votes for the
                                     lection of all directors generally
                                     attaching to all outstanding Voting Shares.

1.6      ACTING JOINTLY OR IN CONCERT

         For purposes of this agreement, a Person is acting jointly or in concert with every other Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the first Person, or with any other Person acting jointly or in concert with the first Person, to acquire or Offer to Acquire any Voting Shares or securities convertible into or exchangeable for Voting Shares (other than customary agreements with and between underwriters or banking group members or selling group members with respect to a distribution of securities and other than pledges of securities in the ordinary course of the pledgee's business).

                                   ARTICLE 2
                                   THE RIGHTS

2.1      LEGEND ON CERTIFICATES

         Certificates for Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time will evidence, in addition to the Common Shares, but subject to section 3.2, one Right for each Common Share evidenced thereby and will have impressed, printed or written on or otherwise affixed to them substantially the following legend:

                  UNTIL THE SEPARATION TIME (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW), THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER OF THIS CERTIFICATE TO CERTAIN RIGHTS AS SET FORTH IN A SHAREHOLDER RIGHTS PLAN AGREEMENT DATED AS OF NOVEMBER 17, 2003 (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE "RIGHTS AGREEMENT") BETWEEN SAND TECHNOLOGY INC. (THE "CORPORATION") AND CIBC MELLON TRUST COMPANY, AS RIGHTS AGENT, THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH MAY BE INSPECTED DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE AMENDED, REDEEMED OR TERMINATED, MAY EXPIRE, MAY BECOME VOID (IF, IN CERTAIN CASES, THEY ARE "BENEFICIALLY OWNED" BY AN "ACQUIRING PERSON", WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR ANY SUBSEQUENT

                  HOLDER) OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE CORPORATION WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AS SOON AS IS PRACTICABLE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

         Certificates representing Common Shares that are issued and outstanding at the Record Time will evidence one Right for each Common Share evidenced thereby, despite the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

         (a) The Rights Certificates will be executed on behalf of the Corporation by the Chairman of the Board, the President, the Chief Executive Officer, Chief Financial Officer or the Secretary. The signatures of such officers may be mechanically reproduced in facsimile on the Rights Certificates, and when so reproduced will be valid and binding on the Corporation even though the Persons whose signatures are so reproduced may not hold office at the time the Rights Certificates are issued.

         (b) Promptly after the Separation Time, the Corporation will notify the Rights Agent in writing of the Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and disclosure statements describing the Rights, and the Rights Agent will countersign such Rights Certificates in a manner satisfactory to the Corporation and deliver such Rights Certificates and disclosure statements to the holders of the Rights pursuant to subsection 3.1(d). No Rights Certificate will be valid for any purpose until countersigned by the Rights Agent.

         (c) Each Rights Certificate will be dated the date it is countersigned.

2.3      REGISTRATION, TRANSFER AND EXCHANGE

         (a) After the Separation Time, the Corporation will cause a register to be kept (the "RIGHTS REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed the "RIGHTS REGISTRAR" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as provided in this agreement. If the Rights Agent ceases to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, but subject to subsection (c) and subsection 4.1(b), the Corporation will execute, and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

         (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates will be valid obligations of the Corporation, and such Rights will be entitled to the same benefits under this agreement as the Rights surrendered upon such registration of transfer or exchange.

         (c) Every Rights Certificate surrendered for registration of transfer or exchange will be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this section 2.3, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.4      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

         (a) If a mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation will execute and the Rights Agent will countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as the Rights Certificate so surrendered.

         (b) If there will be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by each of them to indemnify each of them and any of their agents, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a BONA FIDE purchaser, the Corporation will execute, and upon its request the Rights Agent will countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Rights Certificate under this section 2.4, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

         (d)      Every new Rights Certificate issued pursuant to this section
                  2.4 in lieu of any destroyed, lost or stolen Rights Certificate will evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate is at any time enforceable by anyone, and will be entitled to all the benefits of this agreement equally and proportionately with any and all other Rights duly issued by the Corporation under this agreement.

2.5      PERSONS DEEMED OWNERS OF RIGHTS

         The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes. As used in this agreement, unless the context otherwise requires, the term "HOLDER" of any Rights will mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).

2.6      DELIVERY AND CANCELLATION OF CERTIFICATES

         All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange, if surrendered to any Person other than the Rights Agent, will be delivered to the Rights Agent and, in any case, will be promptly cancelled by the Rights Agent. The Corporation may deliver at any time to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered will be promptly cancelled by the Rights Agent. No Rights Certificate will be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided for in this section 2.6, except as expressly permitted by this agreement. The Rights Agent will destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation on request.

2.7      AGREEMENT OF RIGHTS HOLDERS

         Every holder of Rights, by accepting a Right, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

         (a) it will be bound by and subject to the provisions of this agreement, as amended from time to time in accordance with the terms hereof, in respect of the Rights held;

         (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

         (c) after the Separation Time, the Rights Certificates will be transferable only upon registration of the transfer on the Rights Register as provided in this agreement;

         (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (despite any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes, and neither the Corporation nor the Rights Agent will be affected by any notice to the contrary;

         (e) it has waived any right and is not entitled to receive any fractional Rights or any fractional Common Shares upon exercise of a Right;

         (f) subject to section 6.5, without the approval of the holders of Voting Shares or Rights and on the sole authority of the Board of Directors, this agreement may be amended or supplemented from time to time as provided in this agreement; and

         (g) notwithstanding anything in this agreement to the contrary, neither the Corporation nor the Rights Agent will have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by a governmental authority, prohibiting or otherwise restraining performance of such obligations.

2.8      RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

         No holder, as such, of any Right or Rights Certificate will be entitled to vote or receive dividends as, or be deemed for any purpose to be, a holder of any Common Share which may at any time be issuable on the exercise of such Right, nor will anything contained herein or in any Rights Certificate be construed or deemed to confer on the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a shareholder of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or on any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any shareholder of the Corporation, except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by any Rights Certificate will have been duly exercised in accordance with the terms and provisions hereof.

                                   ARTICLE 3
                             EXERCISE OF THE RIGHTS

3.1      INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

         (a) Subject to adjustment as set forth in this agreement, from and after the Separation Time and prior to the Expiration Time, each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (which Exercise Price and number of Common Shares are subject to adjustment as set forth below).

         (b)      Until the Separation Time:

                  (i) the Rights are not exercisable and may not be exercised; and

                  (ii) each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate will also be deemed to be a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

         (c)      From and after the Separation Time and prior to the Expiration
                  Time:

                  (i)      the Rights will be exercisable; and

                  (ii) the registration and transfer of the Rights will be separate from and independent of the Common Shares.

         (d) Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and other than, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "NOMINEE")), at such holder's address as shown by the records of the Corporation (and the Corporation will furnish copies of such records to the Rights Agent for this purpose):

                  (i) a Rights Certificate representing the number of Rights held by such holder at the Separation Time in substantially the form of Exhibit A, appropriately completed, and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may be listed or traded from time to time, or to conform to usage; and

                  (ii) a disclosure statement prepared by the Corporation describing the Rights;

                  provided that a Nominee will be sent the materials provided for in clauses (i) and (ii) only in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require the first-mentioned Person to furnish any information and documentation as the Corporation deems necessary or appropriate to make that determination.

         (e) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its principal office in the city of Montreal or any other office of the Rights Agent designated for that purpose from time to time by the
                  Corporation:

                  (i)      the Rights Certificate evidencing such Rights;

                  (ii) an election to exercise such Rights (an "ELECTION TO EXERCISE") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his or her executors or administrators or other personal representatives or his, her or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

                  (iii) by certified cheque, banker's draft or money order payable to the order of the Rights Agent, of a sum equal to the applicable Exercise Price multiplied by the number of Rights being exercised and an amount sufficient to cover any tax or other governmental charge which may be payable in respect of any transfer or delivery of Rights Certificates or the issuance or delivery of certificates for the relevant Common Shares in a name other than that of the holder of the Rights being exercised.

         (f) Upon receipt of the Rights Certificate which is accompanied by a completed Election to Exercise that does not indicate that such Right is null and void as provided by subsection 4.1(b) and payment as set forth in subsection 3.1(e), the Rights Agent (unless otherwise instructed by the Corporation if the Corporation is of the opinion that the Rights cannot be exercised in accordance with this agreement) will promptly:

                  (i) requisition from the transfer agent of the Common Shares, certificates representing the number of such Common Shares (rounded down to the nearest whole number of Common Shares) to be purchased (the Corporation hereby irrevocably authorizes such transfer agent to comply with all such requisitions);

                  (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

                  (iii) after receipt of the Common Share certificates, deliver them to, or to the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

                  (iv) when appropriate, after receipt, deliver such cash referred to in clause (ii) above to or to the order of the registered holder of the Rights Certificate; and

                  (v) tender to the Corporation all payments received on exercise of the Rights.

         (g) In case the holder of any Rights exercises less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

         (h)      The Corporation covenants and agrees that it will:

                  (i) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights, at the time of delivery of the certificates representing such Common Shares (subject to payment of the Exercise Price), will be duly and validly authorized, issued and delivered as fully paid and non-assessable;

                  (ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the Corporations Act, the Securities Act and the securities legislation of each of the other provinces of Canada and any other applicable law, rule or regulation in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

                  (iii) use reasonable efforts to cause all Common Shares issued on exercise of Rights to be listed on the principal exchanges or over-the-counter markets on which the Common Shares are then listed or traded;

                  (iv) cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that, as provided in this agreement, will be sufficient from time to time to permit the exercise in full of all outstanding Rights; and

                  (v) pay when due and payable any Canadian and United States federal and provincial and state transfer taxes and charges (for greater certainty, not in the nature of income or withholding taxes) which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation will not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised.

3.2      ADJUSTMENTS TO EXERCISE PRICE: NUMBER OF RIGHTS

         The Exercise Price, the number of Common Shares or other securities subject to purchase on the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this section 3.2.

         (a) If the Corporation at any time after the Record Time and prior to the Expiration Time:

                  (i) declares or pays a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any dividend reinvestment program and other than a dividend payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in lieu of (and having a value no greater than) a dividend paid in the ordinary course;

                  (ii) subdivides or changes the outstanding Common Shares into a greater number of Common Shares;

                  (iii) combines or changes the outstanding Common Shares into a smaller number of Common Shares; or

                  (iv) issues any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of, or in exchange for existing Common Shares;

                  the Exercise Price and the number of Rights outstanding (or, if the payment or effective date therefor occurs after the Separation Time, the securities purchasable on exercise of Rights) will be adjusted in the following manner.

                  If the Exercise Price and number of Rights are to be adjusted
                  (y) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other securities of the Corporation) (the "EXPANSION FACTOR") that a holder of one Common Share immediately prior to such dividend, subdivision, combination, change or issuance would hold thereafter as a result thereof and (z) each Right held prior to such adjustment will become that number of Rights equal to the Expansion

                  Factor, and the adjusted number of Rights will be deemed to be allocated among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the securities of the Corporation issued in respect of such dividend, subdivision, consolidation, change or issuance, so that each such Common Share (or other security of the Corporation) will have exactly one Right associated with it.

                  For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable on exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable on exercise of one Right immediately prior to such dividend, subdivision, consolidation, change or issuance would hold thereafter as a result thereof.

                  Adjustments pursuant to this subsection will be made successively whenever an event referred to in this subsection occurs.

         (b) If the Corporation at any time after the Record Time and prior to the Expiration Time fixes a record date for the issuance of rights, options or warrants to all or substantially all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or securities convertible into or exchangeable for or carrying a right to acquire Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to acquire Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right, per share) less than 95% of the Market Price per Common Share on the second Trading Day immediately preceding such record date, the Exercise Price in respect of the Rights to be in effect after such record date will be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction (i) the numerator of which will be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price per Common Share and (ii) the denominator of which will be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid by delivery of consideration, part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors, whose determination will be described in a statement filed with the Rights Agent and will be binding on the Rights Agent and the holders of the Rights. Such adjustment will be made successively whenever such a record date is fixed. To the extent that such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued on exercise of such rights, options or warrants.

         (c) For purpose of this agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to a dividend reinvestment plan or any employee benefit, stock option or similar plans will be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 90% of the then current market price per share (determined as provided in such plans) of the Common Shares.

         (d) If the Corporation at any time after the Record Time and prior to the Expiration Time fixes a record date for a distribution to all or substantially all holders of Common Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation) of (i) evidences of indebtedness or assets, including cash (other than a dividend paid in the ordinary course or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), (ii) rights, options or warrants entitling them to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to acquire Common Shares) (excluding those referred to in subsection 3.2(b)) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to acquire Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right, per share) that is less than 95% of the Market Price per Common Share on the second Trading Day immediately preceding such record date or (iii) other securities of the Corporation, the Exercise Price will be adjusted as follows. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors) of the portion of the evidences of indebtedness, assets, rights, options or warrants or other securities so to be distributed applicable to the securities purchasable on exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed and, if such distribution is not so made, the Exercise Price in respect of the Rights will be adjusted to be the Exercise Price in respect of the Rights which would have been in effect if such record date had not been fixed.

         (e) Notwithstanding anything in this agreement to the contrary, no adjustment of the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this subsection are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under section 3.2 will be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share, as the case may be.

         (f) If as a result of an adjustment made pursuant to section 4.1, the holder of any Right thereafter exercised will become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as is practicable to the provisions with respect to the Common Shares contained in this section 3.2, and the provisions of this agreement with respect to the Common Shares will apply on like terms to any such other shares.

         (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Exercise Price will evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Corporation has exercised its election as provided in subsection (i), upon each adjustment of an Exercise Price as a result of the calculations made in subsections (b) and
                  (d), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by:

                  (i) multiplying (A) the number of Common Shares covered by a Right immediately prior to such adjustment by
                           (B) the Exercise Price in effect immediately prior to such adjustment; and

                  (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

         (i) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights will be exercisable for the number of Common Shares for which such a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, will be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection, the Corporation, as promptly as is practicable, will cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to section 6.4, the additional Rights to which such holders will be entitled as a result of such adjustment, or, at the option of the Corporation, will cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders will be entitled after such adjustment. Rights Certificates to be so distributed will be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and will be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in an Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates previously and thereafter issued may continue to express the relevant Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

         (k) In any case in which this section 3.2 requires that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation delivers to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Common Shares or other securities upon the occurrence of the event requiring such adjustment.

         (l) Notwithstanding anything in this section 3.2 to the contrary, the Corporation will be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this section 3.2, as and to the extent that in its good faith judgment the Board of Directors determines to be advisable in order that any (i) consolidation or subdivision of Common Shares, (ii) issuance wholly for cash of any Common Share or securities that by their terms are convertible into or exchangeable for Common Shares, (iii) stock dividends or
                  (iv) issuance of rights, options or warrants referred to in this section 3.2, hereafter made by the Corporation to holders of its Common Shares, will not be taxable to such shareholders.

         (m) The Corporation covenants and agrees that, after the Separation Time, except as permitted by section 6.1 or 6.5, it will not take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action would diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (n) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made pursuant to this section 3.2, the Corporation will promptly:

                  (i) file with the Rights Agent and with the transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

                  (ii) cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

                  The failure to file such certificate or cause such notice to be given as aforesaid, or any defect therein, will not affect the validity of any such adjustment or change.

3.3      DATE ON WHICH EXERCISE IS EFFECTIVE

         Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights will be deemed for all purposes to have become the holder of record of the Common Share represented thereby on, and such certificate will be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the relevant Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant Common Share transfer books of the Corporation are closed, such Person will be deemed to have become the holder of record of such Common Shares on, and such certificate will be dated, the next succeeding Business Day on which the relevant Common Share transfer books of the Corporation are open.

                                   ARTICLE 4
         ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

4.1      FLIP-IN EVENT

         (a) Subject to subsection 4.1(b) and section 6.1, if prior to the Expiration Time a Flip-in Event occurs, each Right will constitute, effective on and after the later of its date of issue and the close of business on the tenth Trading Day following the Stock Acquisition Date, the right to purchase from the Corporation, upon payment of the relevant Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares (rounded down to the nearest whole number of Common Shares) having an aggregate Market Price on the date of occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments provided for in section 3.2 if, after such date of occurrence, an event of a type analogous to any of the events described in section 3.2 has occurred with respect to the Common Share).

         (b) Notwithstanding anything in this agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or (ii) a transferee or other successor in title, directly or indirectly, (a "TRANSFEREE") of Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding clause (i), will become null and void without any further action, and any holder of such Rights (including any Transferee) will not have any right whatsoever to exercise such Rights and will not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent on exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this subsection will be deemed to be an Acquiring Person for the purpose of this section 4.1 and such Rights will be null and void.

         (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in clause (b)(i) or (ii) or transferred to any nominee of any such Person, and any Rights Certificate issued on transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, will contain the following legend:

                          THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR A PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID IN THE CIRCUMSTANCES SPECIFIED IN SUBSECTION 4.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT.

                  The Rights Agent will not be under any responsibility to ascertain the existence of facts that would require the inclusion of that legend, but will be required to include the legend only if instructed to do so by the

                  Corporation in writing or if a holder fails to certify on transfer or exchange in the space provided on the Rights Certificate that it is not an Acquiring Person or other Person referred to in the legend. The issuance of a Rights Certificate without the legend referred to in this subsection will not affect the application of subsection (b).

         (d) From and after the Separation Time, the Corporation will do all such acts and things as will be necessary and within its power to ensure compliance with the provisions of this section 4.1, including all such acts and things as may be required to satisfy the requirements of the Corporations Act and the Securities Act or comparable legislation of any other applicable jurisdiction and the rules of any stock exchange where the Common Shares may then be listed or traded in respect of the issuance of Common Shares upon the exercise of Rights in accordance with this agreement.

         (e) Notwithstanding any other provision of this agreement, any Rights held by the Corporation or any of its Subsidiaries will be void.

                                   ARTICLE 5
                                THE RIGHTS AGENT

5.1      GENERAL

         (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-rights agents (each, a "CO-RIGHTS AGENT") as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents will be as the Corporation may determine with the approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this agreement and the exercise and performance of its duties hereunder (including the fees and disbursements of any expert or advisor retained by the Rights Agent with the approval of the Corporation, acting reasonably). The Corporation also agrees to indemnify the Rights Agent, its officers, directors and employees for, and to hold it and them harmless against, any loss, liability cost, claim, action, damage or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this agreement or the resignation or the removal of the Rights Agent.

         (b) The Corporation will inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this agreement by the Rights Agent and at any time, upon request, will provide to the Rights Agent an incumbency certificate with respect to the then current directors of the Corporation, provided that failure to inform the Rights Agent of any such events, or any defect therein, will not affect the validity of any action taken hereunder in relation to such events.

         (c) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

5.2      MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS AGENT

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this agreement without the execution or filing of any paper or any further act on the part of any of the parties, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of section 5.4. In case at the time such successor Rights Agent succeeds to the agency created by this agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent;

                  and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this agreement.

5.3      DUTIES OF RIGHTS AGENT

         The Rights Agent undertakes the duties and obligations imposed by this agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, will be bound:

         (a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (where such approval may reasonably be obtained and such approval not to be unreasonably withheld), consult with such other experts as the Rights Agent considers necessary or appropriate to properly carry out the duties and obligations imposed under the agreement and the Rights Agent will be entitled to rely in good faith on the advice of any such expert;

         (b) whenever in the performance of its duties under this agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed in this agreement) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be a senior officer of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this agreement in reliance upon such certificate;

         (c) the Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct;

         (d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

         (e) the Rights Agent will not be under any responsibility in respect of the validity of this agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 4.1(b)) or any adjustment required under the provisions of section 3.2 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by section 3.2 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this agreement or any Rights or as to whether any Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

         (f) the Corporation will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this agreement;

         (g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person designated in writing by the Corporation, and to apply to such Persons for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered by it in good faith in accordance with the instructions of any such Person; it is understood that instructions to the Rights Agent will, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions will be confirmed in writing as soon as reasonably possible after the giving of such instructions;

         (h) the Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this agreement. Nothing herein will preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

         (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

5.4      CHANGE OF RIGHTS AGENT

         The Rights Agent may resign and be discharged from its duties under this agreement upon 60 days' notice in writing (or such lesser notice as is acceptable to the Corporation) mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail, and to the holders of Rights in accordance with section 6.8, all of which will be at the Corporation's expense. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with section 6.8. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder, with such notice, must submit such holder's Rights Certificate for inspection by the Corporation), then by prior written notice to the Corporation, the resigning Rights Agent (at the Corporation's expense) or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, must be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Quebec. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon payment by the

         Corporation to the predecessor Rights Agent of all outstanding fees and expenses owing by the Corporation to the predecessor Rights Agent pursuant to this agreement, will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this section 5.4, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1      REDEMPTION AND WAIVER

         (a) Until the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, the Board of Directors may elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 3.2, if an event of the type analogous to any of the events described in section 3.2 have occurred (such redemption price being herein referred to as the "REDEMPTION PRICE").

         (b) Until the occurrence of a Flip-in Event as to which the application of section 4.1 has not been waived pursuant to this section 6.1, upon written notice to the Rights Agent, the Board of Directors, may determine to waive the application of section 4.1 to any Flip-in Event.

         (c) Notwithstanding subsection (b), upon written notice to the Rights Agent, the Board of Directors may waive the application of section 4.1 in respect of any Flip-in Event, provided that both of the following conditions are satisfied:

                  (i) the Board of Directors has determined that the Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

                  (ii) such Person has reduced its Beneficial Ownership of Voting Shares such that at the time of the granting of a waiver pursuant to this subsection, such Person is no longer an Acquiring Person;

                  In the event of any such waiver, for the purposes of this agreement, such Flip-in Event will be deemed not to have occurred and the Separation Time will be deemed not to have occurred as a result of such Person having inadvertently become an Acquiring Person.

         (d) The Board of Directors will be deemed to have elected to redeem, without further formality, the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid, a Competing Permitted Bid or Take-over Bid in respect of which the Board of Directors has waived, or is deemed to have waived, pursuant to this section 6.1 the application of section 4.1, takes up and pays for Voting Shares pursuant to the terms and conditions of such Permitted Bid, Competing Permitted Bid or Take-over Bid, as the case may be.

         (e) Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the then outstanding Rights without the consent of the holders of Voting Shares or the holders of Rights, as the case may be, at the Redemption Price and reissue Rights under this agreement to holders of record of Common Shares immediately following the time of such redemption and, thereafter, all of the provisions of this agreement will continue in full force and effect and such Rights, without any further formality, will be attached to the outstanding Common Shares in the same manner as prior to the occurrence of such Separation Time.

         (f) If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate, and the only right thereafter of the holders of Rights will be to receive the Redemption Price.

         (g) Within 10 days after the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Corporation will give notice of redemption to the holders of the then outstanding Rights by issuing a press release, at least once, in both Canada and the United States. The notice of redemption will state, among other things, that a holder of Rights shall be entitled to its PRO RATA portion of the Redemption Price by requesting such payment in writing from the Corporation at the address set out in section 6.8 on or before the expiration of one year following the giving of the notice of redemption. The Corporation shall be deemed to have validly redeemed all of the Rights upon the publication of the notice of redemption as contemplated herein. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this section 6.1, and other than in connection with the purchase of Common Shares prior to the Separation Time.

6.2      EXPIRATION

         No Person will have any rights pursuant to this agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in section 5.1.

6.3      ISSUANCE OF NEW RIGHTS CERTIFICATES

         Notwithstanding any of the provisions of this agreement or of the Rights to the contrary, the Corporation, at its option, may issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this agreement.

6.4      FRACTIONAL RIGHTS AND FRACTIONAL SHARES

         (a) The Corporation will not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. The number of Rights issued at any time shall be rounded down to the nearest whole number of Rights.

         (b) The Corporation will not be required to issue fractions of Common Shares upon exercise of the Rights as all such Common Shares will be rounded down to the nearest whole number of Common Shares.

6.5      SUPPLEMENTS AND AMENDMENTS

         (a) The Corporation may make amendments to this agreement from time to time to correct any clerical or typographical error or which are required to maintain the validity of this agreement as a result of any change in any applicable legislation, rules or regulations or decision of a court or regulatory authority. The Corporation, at or prior to the meeting of shareholders of the Corporation, or any adjournment or postponement thereof, to be held for shareholders of the Corporation to consider and, if deemed advisable, to adopt a resolution approving, ratifying and confirming this agreement and the Rights issued pursuant thereto, may supplement or amend this agreement without the approval of any holders of Rights or Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable to make this agreement effective (provided such action would not materially adversely affect the interests of the holders of Rights generally). Notwithstanding anything in this section 6.5 to the contrary, no such supplement or amendment may be made to the provisions of Article 5 except with the written concurrence of the Rights Agent to such supplement or amendment.

         (b) Subject to subsection (a), the Corporation, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, may supplement or amend any of the provisions of this agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent will be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to vote at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the Corporation's by-laws.

         (c) Subject to subsection (a), the Corporation, with the prior consent of the holders of Rights, at any time on or after the Separation Time, may supplement or amend any of the provisions of this agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such supplement or amendment may be made to the provisions of Article 5 except with the written concurrence of the Rights Agent thereto.

         (d) Any approval of the holders of Rights will be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) will be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting will be those, as nearly as may be, which are provided in the Corporation's by-laws and the Corporations Act with respect to meetings of shareholders of the Corporation.

         (e) Any amendments made by the Corporation to this agreement pursuant to subsection (a) which are required to maintain the validity of this agreement shall:

                  (i) if made before the Separation Time, be submitted to the holders of Voting Shares of the Corporation at the next meeting of shareholders and the holders of Voting Shares may, by the majority referred to in subsection (b), may confirm or reject such amendment; and

                  (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights, by resolution passed by the majority referred to in subsection (d), may confirm or reject such amendment.

                  Any such amendment will be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the holders of Voting Shares or the holders of Rights or is not submitted to the holders of Voting Shares or holders of Rights as required, then such amendment will cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent amendment to this agreement to substantially the same effect will be effective until confirmed by the shareholders or holders of Rights, as the case may be.

         (f) The Corporation will give notice in writing to the Rights Agent of any amendment or supplement to this agreement pursuant to this section 6.5 within five Business Days of the date of any such amendment or supplement, provided that failure to give such notice, or any defect therein, will not affect the validity of any such supplement or amendment.

         (g) For greater certainty, neither the exercise by the Board of Directors of any power or discretion conferred on it under this agreement nor the making by the Board of Directors of any determination or the granting of any waiver it is permitted to make or give under this agreement will constitute an amendment, variation or rescission of the provisions of this agreement or Rights for purposes of this section 6.5 or otherwise.

6.6      RIGHTS OF ACTION

         Subject to the terms of this agreement, all rights of action in respect of this agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, may enforce, and may institute and maintain, any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this agreement and will be entitled to specific performance of the obligations under, and injunctive relief against, actual or threatened violations of the obligations of any Person subject to, this agreement.

6.7      NOTICE OF PROPOSED ACTIONS

         If the Corporation proposes after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each such case, the Corporation will give to each holder of a Right, in accordance with section 6.8, a notice of such proposed action. The notice must specify the date on which such liquidation, dissolution, winding-up or sale is to take place, and such notice must be so given at least 20 Business Days prior to the date of taking such proposed action.

6.8      NOTICES

         (a) Notices or demands authorized or required by this agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation will be sufficiently given or made if delivered or sent by facsimile or by first-class mail, postage prepaid, addressed (until another facsimile number or address is filed in writing with the Rights Agent) as follows:

                  Sand Technology Inc.
                  215 Redfern Avenue, Suite 410
                  Westmount, Quebec H3Z 3L5
                  Attention:  Chairman of the Board
                  Facsimile:  (514) 939-3477

         (b) Notices or demands authorized or required by this agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent will be sufficiently given or made if delivered or sent by facsimile or by first-class mail, postage prepaid, addressed (until another facsimile number or address is filed in writing with the Corporation) as follows:

                  CIBC Mellon Trust Company
                  2001 University Street, Suite 1600
                  Montreal, Quebec H3A 2A6
                  Attention:  Manager, Client Relations
                  Facsimile:  (514) 285-3640

         (c) Notices or demands authorized or required by this agreement to be given or made by the Corporation or the Rights Agent to or on behalf of the holder of any Rights will be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice.

         (d)      Notices will be deemed to have been received as follows:

                  (i) in the case of personal delivery, on the day of delivery, unless delivered on a day that is not a Business Day or after 4:00 p.m. on the day of delivery, in which case notice will be deemed to have been received on the next Business Day;

                  (ii) in the case of facsimile, on the Business Day of transmission if transmitted before 4:00 p.m. on that Business Day or, otherwise, on the next Business Day following the day of transmission; and

                  (iii) in the case of first class mail, on the fifth Business Day following mailing.

         (e) Any accidental error, omission or failure in giving or delivering or mailing any such notice will not invalidate or otherwise prejudicially affect any action or proceeding founded thereon.

6.9      COSTS OF ENFORCEMENT

         The Corporation agrees that, if it or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including reasonable legal fees) incurred by such holder in actions to enforce the holder's rights pursuant to any Rights or this agreement.

6.10     SUCCESSORS

         All the covenants and provisions of this agreement by or for the benefit of the Corporation or the Rights Agent bind and enure to the benefit of their respective successors and assigns hereunder.

6.11     BENEFITS OF THIS AGREEMENT

         Nothing in this agreement will be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this agreement; but this agreement will be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

6.12     GOVERNING LAW

         This agreement and each Right issued hereunder will be deemed to be a contract made under the laws of the Province of Quebec and for all purposes will be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

6.13     COUNTERPARTS

         This agreement may be executed in any number of counterparts and each of such counterparts for all purposes will be deemed to be an original, and all such counterparts together will constitute one and the same instrument.

6.14     SEVERABILITY

         If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision will be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

6.15     EFFECTIVE DATE

         This agreement is in force in accordance with its terms from November 17, 2003. If the Rights Plan is not ratified by resolution passed by a majority of the votes cast by Independent Shareholders present or represented by proxy at a meeting of shareholders of the Corporation held on or before December 31, 2003, then, unless a Flip-in Event (as to which the application of section 4.1 has not been waived pursuant to section 6.1) has occurred on or prior to such date, this agreement and any then outstanding Rights, without further formality, will be of no further force or effect as at such date.

6.16     SHAREHOLDER APPROVAL

         At each annual meeting of shareholders of the Corporation commencing in 2005 and every two-year anniversary thereafter and so on, provided that a Flip-in Event has not occurred prior to such time (other than a Flip-in Event in respect of which the application of section 4.1 has been waived pursuant to section 6.1), the board of directors may submit a resolution to the Independent Shareholders for their consideration and approval ratifying this agreement (as may be amended and restated) and its continued existence after each such meeting. If a majority of the votes cast by Independent Shareholders present or represented by proxy at any such meeting are not voted in favour of this agreement and its continued existence, then the board of directors, immediately upon confirmation by the chair of such shareholders meeting of the results of the vote on such resolution, without further formality, will be deemed to have elected to redeem the Rights at the Redemption Price.

6.17     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

         All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith in connection with this agreement will not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

6.18     TIME OF THE ESSENCE

         Time will be of the essence of this agreement.

6.19     REGULATORY APPROVALS

         Any obligation of the Corporation or action contemplated by this agreement, including any amendment hereto, will be subject to the receipt of any requisite approval or consent from any applicable regulatory authority, including any necessary approvals of the Nasdaq National Market, the Toronto Stock Exchange or any other stock exchange.

6.20     DECLARATION AS TO NON-CANADIAN AND NON-UNITED STATES HOLDERS

         If in the opinion of the Board of Directors (who may rely on the advice of legal counsel) any action or event contemplated by this agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including establishing procedures for the issuance to a Canadian resident fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto and the sale thereof and remittance of the proceeds of such sale (if any) to the Persons entitled thereto. In no event will the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and the United States of America in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

6.21     FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS

         For greater certainty, this agreement will not be construed to suggest or imply that the Board of Directors is not entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid (whether or not such Take-over Bid is a Permitted Bid or a Competing Permitted Bid) or take any other action (including the commencement, prosecution, defense or settlement of any litigation) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

6.22     LANGUAGE

         Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent ou qui en decoulent soient rediges en langue anglaise. The parties hereto have required that this agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in the English language.

IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed as of the date first written above.


        SAND TECHNOLOGY INC.                     CIBC MELLON TRUST COMPANY

By:  /s/ Arthur Ritchie                     By:  /s/ M. Bynoe
     -------------------------------             -------------------------------
     Arthur Ritchie,                             Authorized Signatory
     Chairman of the Board,                      Monica Bynoe
     President and Chief Executive
     Officer
                                            Date: December 9, 2003

Date: December 8, 2003                      By:  /s/ Steve Gilbert
                                                 -------------------------------
                                                 Authorized Signatory
                                                 Steve Gilbert

                                            Date: December 9, 2003

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                                    EXHIBIT A

                           FORM OF RIGHTS CERTIFICATE

Certificate No.______________                                 ___________ Rights


                               RIGHTS CERTIFICATE

This certifies that __________________ is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated as of April o, 2003, as the same may be amended, restated or supplemented from time to time (the "RIGHTS AGREEMENT") between Sand Technology Inc. (the "CORPORATION"), and CIBC Mellon Trust Company, as rights agent (the "RIGHTS AGENT", which term includes any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid Common Share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise and Declaration of Ownership duly executed and submitted to the Rights Agent at its principal office in the city of Montreal or any other office of the Rights Agent designated for that purpose from time to time by the Rights Agent. The Exercise Price initially is $100 per Right and will be subject to adjustment in certain events as provided in the Rights Agreement.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive assets, debt securities or shares in the capital of the Corporation other than Common Shares, or more or less than one Common Share, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement which terms and conditions are incorporated in this Rights Certificate by reference and made a part of this Rights Certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate is exercised in part, the registered holder will be entitled to receive, upon surrender of this Rights Certificate, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

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                                      -2-

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.0001 per Right, subject to adjustment in certain events.

Fractional Common Shares will not be issued upon the exercise of any Right or Rights evidenced hereby as all such Common Shares will be rounded down to the nearest whole number of Common Shares.

No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other shares of the Corporation which may at any time be issuable upon the exercise hereof, nor will anything contained in the Rights Agreement or in this Rights Certificate be construed to confer upon the holder of this Rights Certificate, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

This Rights Certificate will not be valid or obligatory for any purpose until it will have been manually countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.


Date: _________________


                                                    SAND TECHNOLOGY INC.

                                            By: ________________________________


                                            By: ________________________________


Countersigned:
                                                 CIBC MELLON TRUST COMPANY

                                            By: ________________________________
                                                Authorized Signature

                          FORM OF ELECTION TO EXERCISE
                   (to be attached to each Rights Certificate)


TO:   Sand Technology Inc.

The undersigned hereby irrevocably elects to exercise ___________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued to:



                 _______________________________________________________________
                 Name



                 _______________________________________________________________
                 Address



                 _______________________________________________________________
                 City and Province



                 _______________________________________________________________
                 Social Insurance Number or other taxpayer identification number


If such number of Rights are not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:



                 _______________________________________________________________
                 Name



                 _______________________________________________________________
                 Address



                 _______________________________________________________________
                 City and Province



                 _______________________________________________________________
                 Social Insurance Number or other taxpayer identification number

Dated:
       __________________________________    ___________________________________
                                                        Signature

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                                      -2-

Signature Guaranteed:

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by an Eligible Institution being either a Canadian
Schedule I chartered bank or major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, member of the National Association of Securities Dealers of banks and trust companies in the United States.

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person, an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or with an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement).


                                       ________________________________________
                                                      Signature

                               FORM OF ASSIGNMENT

FOR VALUE RECEIVED _____________________________________________

hereby sells, assigns and transfers unto________________________________________

________________________________________________________________________________
(please print name and address of transferee)

________________________________________________________________________________
the Rights represented by this Rights Certificate, together with all right, title and interest therein.

Dated: ____________________________

Signature Guaranteed:                    _______________________________________
                                           Signature
                                           (Signature must correspond to name as
                                           written upon the face of this Rights
                                           Certificate in every particular,
                                           without alteration or enlargement or
                                           any change whatsoever.)

Signature must be guaranteed by an Eligible Institution being either a Canadian
Schedule I chartered bank or major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, member of the National Association of Securities Dealers of banks and trust companies in the United States.

The undersigned hereby represents, for the benefit of the Corporation and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person, an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or with an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement).


                                       ________________________________________
                                       Signature

                                     NOTICE


If the certification set forth above in the Form of Election to Exercise or the Form of Assignment is not completed, the Corporation reserves the right to treat the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and accordingly such Rights will be null and void.